PLEDGE AND SECURITY AGREEMENT

WITH ASSIGNMENT OF RIGHTS AND INTERESTS

This PLEDGE AND SECURITY AGREEMENT WITH ASSIGNMENT OF RIGHTS AND INTERESTS ("Agreement"), is entered into on this the 24th of August, 2007, by and between TSI Holding CO., LLC and Airship Leasing Co., LLC (“Borrower) and Ayuda Funding Corp., (“Lender”).

RECITALS

A.  Borrower has requested a loan to replace the funds advanced to William C. Robinson on behalf of the Borrower in an amount of Three Hundred Seventy Five Thousand and No/100ths Dollars ($375,000.00). This Commercial Loan is evidenced by a Promissory Note.

B.  Borrower desires to borrow Three Hundred Seventy Thousand and No/100ths Dollars ($375,000.00) as evidenced a Promissory Note with interest thereon at the rate of 15.00% per annum, with a maturity date of February 21, 2008 (the “Promissory Note”). As inducement for said loan, Borrower and Pledgor agrees to assign and pledge in favor of SpiritBank, a security interest in certain personal property, listed and described on Exhibit “A” attached hereto.

C.  Subject to Borrower’s compliance with all of the terms, conditions and covenants hereinafter set forth and predicated on Borrower’s representations and warranties, each of which is material and is being relied upon by Lender, Lender agrees to make the Loan and advance funds thereunder for the benefit of Borrower in the amount and on the terms hereinafter set forth up to the total of the Loan amount, or in such lesser sums as Borrower may request in accordance with the Promissory Note.

NOW THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth and for other good and valuable consideration, the parties hereto mutually agree as follows:

AGREEMENT

1.  Definitions and Construction.

1.1  Definitions. All initially capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Promissory Note. In addition, the following terms, as used in this Agreement, have the following meanings:

"Bankruptcy Code" means Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101-1330), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.

"Code" means the New York Uniform Commercial Code, as amended and supplemented from time to time, and any successor statute.

“Collateral" means all of the following:

(i)   All items listed and described under Exhibit “A”.

“Event of Default" has the meaning given to such term in Section 9.

"Guaranty" has the meaning set forth in the recitals hereto.

"Guaranty Documents" documents signed by the guarantors.

“Secured Obligations" means all loans, advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to Borrower pursuant hereto), obligations, fees, charges, or costs (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Lender of any kind and description pursuant to or evidenced by the Guaranty Documents, due or to become due, absolute or contingent, and further including all interest not paid when due and all Lender’s expenses that Borrower is required to pay or reimburse by the terms of the Loan documents, security agreements, pledge, mortgage and Guaranty Documents, by law, or otherwise.

1.2  Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Any reference herein to any document includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by Borrower and Borrower has had the opportunity to consult with an attorney, and this Agreement shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Borrower and Lender.

2.  Pledge. As security for the prompt and complete payment and performance of the Secured Obligations, Borrower and Pledgor hereby deliver, pledge and grant to Lender, for the benefit of the Lender, a continuing security interest in all of Borrower and Pledgor’s now-owned or hereafter-acquired right, title, and interest in and to the Collateral. All documents, certificates or instruments representing or evidencing the Collateral (excluding any mortgage documents) shall be held by the Borrower and/or Pledgor. Borrower shall notify Lender of any change in location, possession or control of the Collateral. Failure to notify Lender of any change in location, possession or control of the Collateral shall constitute a default under the terms of the Promissory Note.

3.  Further Assurances. Borrower agree that it shall cooperate with Lender and shall execute and deliver, or cause to be executed and delivered, to Lender all control agreements, assignments, financing statements, instruments, and other documents, and shall take all further action, at the expense of Borrower, from time to time reasonably requested by Lender, in order to maintain a continuing, first-priority, perfected security interest in the Collateral in favor of Lender, and to enable Lender to exercise and enforce its rights and remedies hereunder with respect to the Collateral, and Borrower agree that it shall execute and deliver to Lender at Lender’s request any further control agreement, applications, agreements, documents and instruments, and shall perform any and all acts deemed reasonably necessary by Lender to carry into effect the terms, conditions, and provisions of this Agreement and the transactions connected herewith. Should Borrower fail to execute or deliver any such applications, agreements, documents, financing statements and instruments, or to perform any such acts, Pledgor and Borrower acknowledge that Lender may execute and deliver the same and perform such acts in the name of Borrower and on its behalf as its attorney-in-fact in accordance with Section 10.

4.  Lender’s Duties. The Lender shall not have any duties with respect to the Collateral other than the duty to use reasonable care if the Collateral is in its possession. In accordance with the Code, Lender shall be deemed to have used reasonable care if it observes substantially the same standard of care with respect to the custody or preservation of the Collateral as it observes with respect to similar assets owned or held in trust by Pledgor. Without limiting the generality of the foregoing, the Lender shall not be under any obligation to take any steps to preserve rights in the Collateral against any other parties, to sell the same if it threatens to decline in value, or to exercise any rights represented thereby (including rights with respect to calls, conversions, exchanges, maturities, or tenders); provided, however, that Lender may, at its option, after the occurrence and during the continuance of an Event of Default, do so, and any and all expenses incurred in connection therewith shall be for the account of the Borrowers.

5.  Voting Rights; Dividends; Etc. During the term of this Agreement, and as long as no Event of Default has occurred and is then continuing:

5.1  Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof; provided, however, no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with the terms of this Agreement, the Promissory Note or any other instrument or agreement referred to therein or herein, or which could have the effect of materially impairing the value of the Collateral or any part thereof or the position or interest of Agent therein.

6.  Representations, Warranties, and Covenants. Pledgor warrants, represents, and covenants that:

6.1  The execution, delivery and performance of this Agreement are within Pledgor’s power, will not constitute an event of default under any material contract, obligation, indenture or other instrument to which Pledgor is a party; and there is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on Pledgor which would be contravened by the execution, delivery, performance or enforcement of this Agreement.

6.2  Pledgor has taken all action necessary to authorize the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby. Upon its execution and delivery in accordance with the terms hereof, this Agreement will constitute the legal, valid and binding agreement and obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors' rights generally.

6.3  All of the Collateral is and shall remain free from all liens, claims, encumbrances, and purchase-money or other security interests except as created hereby and Permitted Liens, as defined in the Promissory Note.

6.4  The execution and delivery of this Agreement creates a valid, perfected, and first-priority security interest in the Collateral in favor of Lender for the benefit of the Lender, and all actions necessary or desirable to such perfection have been duly taken or will be promptly taken upon execution of this Agreement.

6.5  No authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either: (a) for the grant by Pledgor of the security interest granted hereby or for the execution, delivery, or performance of this Agreement by Pledgor; (b) for the perfection of or exercise by Lender of its rights and remedies hereunder (except as may have been taken by or at the direction of Borrowers or Pledgor, or as may be required in connection with a disposition of the Collateral by laws affecting the offering and sale of securities generally, or filings for perfection on proceeds).

6.6  The pledge of the Collateral pursuant to this Agreement, and the making of the loans in accordance with the terms of the Promissory Note, does not violate Regulations T, U, or X of the Board of Governors of the Federal Reserve System.

6.7  Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral and Pledgor agrees that it shall have the responsibility or liability for informing Lender of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

7.  Revocation of Trust. N/A.

8.  Reporting Requirements. N/A.

9.  Events of Default. The occurrence and continuation of any Event of Default under, and as defined in, the Promissory Note, this Agreement and accompanying documents shall constitute an event of default ("Event of Default").

10.  Remedies Upon Default. Upon the occurrence of an Event of Default and during the continuance thereof, Lender shall have, in addition to any other rights given by law or in this Agreement, in the Promissory Note, or in any other agreement between Borrowers and Lender, all of the rights and remedies with respect to the Collateral of a secured party under the Code, and also shall have, without limitation, the following rights, which Borrowers and Pledgor hereby agree to be commercially reasonable:

10.1  Transfer, sell, or dispose of all or any part of the Collateral.

10.2  All rights of a Secured Party as provided for under Article 9 of the Code.

10.3  Expenses payable by Borrowers in connection with any disposition under Section 12 shall include, but shall not be limited to, all costs including attorneys’ fees, court cost, collection cost and other reasonable and necessary costs.

11.  General Provisions.

11.1  Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of Lender’s rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that Lender may have under the Promissory Note, the Guaranty Documents, the Code, or other applicable law. Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

11.2  No Implied Waivers. No act, failure, or delay by Lender shall constitute a waiver of any of its or the Lender’s rights and remedies. No single or partial waiver by Lender of any provision of this Agreement or any other Loan Document or Guaranty Document, or of a breach or default hereunder or thereunder, or of any right or remedy which Lender may have, shall operate as a waiver of any other provision, breach, default, right, or remedy or of the same provision, breach, default, right, or remedy on a future occasion. No waiver by Lender shall affect its rights to require strict performance of this Agreement.

11.3  Notices. All notices or demands by any party hereto to the other party and relating to this Agreement shall be sent in accordance with the terms of this Agreement and accompanying Loan Documents.

12.  Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however, that Borrowers may not assign this Agreement nor delegate any of its duties hereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void. Lender may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrowers is required in connection with any such assignment.

12.1  Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

12.2  Amendments in Writing. This Agreement cannot be changed or terminated orally, but only by a writing signed by each party hereto. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement.

12.3  Counterparts; facsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

12.4  Termination By Lender. After termination of the Promissory Note and when Lender or its assigns have received payment and performance, in full, of the non-contingent Secured Obligations, Lender shall execute and deliver to Borrowers a termination of all of the security interests granted by Borrowers hereunder.

12.5  Governing Law; Severability of Provisions. This Agreement shall be deemed to have been made in the State of New York and the validity, enforceability, construction, interpretation and enforcement of this Agreement and the rights of the parties hereto shall be determined under, governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law. If any provision of this Agreement or its exhibits shall be determined to be invalid, void or illegal, such provision shall be construed and amended in a manner which would permit its enforcement, but in no event shall such provision affect, impair or invalidate any other provision hereof.

12.6  JURISDICTION AND VENUE; WAIVER OF JURY TRIAL. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state or federal courts located in New York County, State of New York; provided, however, that nothing in this Agreement or the Guaranty Documents shall be deemed or operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to protect or realize on the Collateral or any other security for the Secured Obligations, or to enforce a judgment or other court order.

12.7  Resolution of Conflicts. In the event that any express provision or term of this Agreement conflicts with the express provisions and terms of the Promissory Note, the provision or term in the Promissory Note shall control.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

“PLEDGOR”

TSI Holding Co., LLC a Georgia limited liability and Airship Leasing Co., LLC, an Oklahoma limited liability company

By:
William C. Robinson, President of Cyber Defense Systems, Inc., Manager of TSI Holding Co., LLC and Airship Leasing Co., LLC

Exhibit “A”

All of Airship Leasing Co., LLC’s rights, title and interest in and that certain airship known as N681TS, and that certain airship (SA-60-A Spherical Airship) currently under construction.

All of Airship Leasing Co., LLC’s rights, title and interests in and to all account receivables, contract rights, lease rights, contract and lease payments, general intangibles, payment intangibles, licenses, license right, intellectual property, equipment, inventory, tools, work in process, furniture, fixtures, insurance proceeds, and all substitutions, replacements and modifications thereof.